EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES CREDIT AGREEMENT

Houston, Texas
1 November 2007

FOR IMMEDIATE RELEASE

Atwood Oceanics, Inc., (Houston-based International Drilling Contractor – NYSE ATW), announced today that it, as guarantor, and its wholly-owned subsidiary, Atwood Oceanics Pacific Limited, entered into a credit agreement with several banks with Nordea Bank Finland Plc, New York Branch as Administrative Agent for the lenders, Lead Arranger and Bank Runner to provide funding for future growth opportunities and for general corporation needs. The credit agreement provides for a 5-year $300,000,000 non-amortizing revolving loan facility, with maturity in October 2012. Loans under the facility will bear interest at varying rates ranging from 0.70% to 1.25% over Eurodollar Rate, depending upon the ratio of outstanding debt to earnings before interest, taxes and depreciation. The new credit agreement replaces the previous credit agreement, as amended, originally dated April 1, 2003, which has been terminated. Currently, no funds have been borrowed under the new credit facility.

                                             Contact: James Holland
                                             281-749-7804